UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2005

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

Fortune Brands, Inc. (“Fortune Brands”) will distribute in the form of a dividend to its stockholders all of the issued and outstanding shares of common stock of its subsidiary, ACCO World Corporation (the “Spin-off”). On June 24, 2005, Fortune Brands sent a notice to its directors and executive officers informing them that in connection with the Spin-off, there would be a blackout period under each of the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan and the Future Brands Retirement Savings Plan (collectively, the “Plans”). This blackout period is expected to begin not earlier than July 22, 2005 and is expected to end the week of July 31, 2005.

The blackout periods are necessary in order to ensure accurate accounting and administration of the Plans as a result of the Spin-off. During the blackout periods, the directors and executive officers of Fortune Brands will be prohibited from directly or indirectly purchasing, selling or otherwise transferring certain equity securities of Fortune Brands.

A copy of the notice sent to Fortune Brands’ directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Notice to Directors and Executive Officers of Fortune Brands, Inc. concerning blackout periods under certain Fortune Brands, Inc. benefit plans

(Page 2 of 3 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC. (Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: June 24, 2005

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